Exhibit 10.2

Execution Copy

RECEIVABLES SALE AGREEMENT

Dated as of March 27, 2009

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME

AS SELLERS,

SUNGARD AR FINANCING LLC,

as Buyer,

and

SUNGARD DATA SYSTEMS INC.,

as Seller Agent

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Section 6.13. Further Assurances	23
Section 6.14. Fees and Expenses	23
Section 6.15. Nonrecourse Obligations	23
Section 6.16. Interpretation	24

EXHIBITS

Exhibit 1	Form of Joinder Agreement
Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)(ii)	Form of Subordinated Note
Schedule 4.01(b)	Jurisdiction Of Organization; Executive Offices; Legal Names; Identification Numbers
Schedule 4.01(s)	Deposit and Disbursement Accounts
Schedule 6.01	Notices
Annex X	Definitions and Interpretations

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THIS RECEIVABLES SALE AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of March 27, 2009, by and among each of the persons signatory hereto from time to time as Sellers (each a “Seller” and, collectively, the “Sellers”), SunGard AR Financing LLC, a Delaware limited liability company (“Buyer”) and SunGard Data Systems Inc., a Delaware corporation (“Seller Agent”).

RECITALS

A. Buyer is a special purpose company that has been formed for the purpose of purchasing all Receivables originated or owned by each Seller.

B. Each Seller intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

C. Buyer intends to fund its purchases of the Receivables, in part, by borrowing Advances and pledging all of its right, title and interest in and to the Receivables and related property as security therefor under the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01. Agreement to Sell.

(a) Receivables Sales. Subject to the terms and conditions hereof, each Seller agrees to sell, without recourse except to the limited extent specifically provided herein, to Buyer on the Effective Date and on each Business Day thereafter prior to the delivery of an Election Notice relating to such Seller (each such date, a “Transfer Date” and each such sale, a “Sale”) all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase all such Receivables on each such Transfer Date. All such Sales by a Seller to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Seller and Buyer shall execute and deliver a Receivables Assignment on or before the Effective Date. For the avoidance of doubt, unless the Commitment Termination Date has

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occurred, each Seller (other than any Seller in respect of which an Election Notice has been delivered) shall continue to transfer Receivables pursuant to this Agreement on each Transfer Date following the delivery of an Election Notice in respect of any Seller.

(b) Determination of Transferred Receivables. On and as of each Transfer Date, all Receivables then owned by each Seller and not previously acquired by Buyer shall be sold to Buyer (each such Receivable, individually, a “Transferred Receivable” and, collectively, the “Transferred Receivables”).

(c) Payment of Purchase Price. (i) In consideration of each Sale of Transferred Receivables hereunder, Buyer shall pay to the Seller thereof or its designee on the Transfer Date therefor the applicable Purchase Price (x) in Dollars in immediately available funds or (y) otherwise in the manner provided in this Section 2.01(c). All cash payments by Buyer under this Section 2.01(c)(i) shall be made on the day when due to such account or accounts as the Sellers may designate from time to time.

(ii) The Purchase Price for Transferred Receivables shall be paid by Buyer on each Transfer Date (including the initial Transfer Date) as follows:

(A) first, by netting the amount of any Purchase Price Credits then due to Buyer against such Purchase Price;

(B) second, after satisfaction of all Purchase Price Credits, to the extent available for such purpose (as determined by Buyer), cash of the Buyer in Dollars or other immediately available funds; and

(C) subject to the terms of Section 2.05 hereto, by means of addition to the principal amount of the Subordinated Note (each such addition, a “Subordinated Loan”) to Buyer in an amount equal to the balance of the Purchase Price. The Subordinated Loans of a Seller shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) hereto (a “Subordinated Note”) executed by Buyer and the Seller Agent, for the account of the Sellers. Any such addition to the principal amount of the Subordinated Note shall be allocated among the Sellers (pro rata according to the aggregate purchase price for the Receivables sold by each Seller on such day) by the Seller Agent in accordance with the provisions of this Section 2.01(c)(ii)(C) and Section 2.08. The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note. In no event shall a Subordinated Loan be made in a manner or amount prohibited by the terms of the Subordinated Note or Section 2.05. The Seller Agent may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to the Subordinated Note; provided, however, that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller’s rights.

(d) The Seller Agent shall be responsible for allocating among the Sellers the payment of the Purchase Price and any amounts netted therefrom pursuant to Section 2.01(c)(ii)(A) or credited to Buyer pursuant Section 2.01(c)(ii)(A) or paid in the form of cash to be paid pursuant to Section 2.01(c)(ii)(B) or in the form of an addition to the principal amount of the Subordinated Loan pursuant Section 2.01(c)(ii)(C). All amounts payable by Buyer in respect of the Purchase Price shall be paid by Buyer to an account of the Seller Agent for allocation by the Seller Agent to the respective Sellers (ratably in accordance with the portion of the Purchase Price owing to each). Each of the Sellers hereby appoints the Seller Agent as its agent for purposes of receiving such payments, making such allocations and taking any

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other actions hereunder on its behalf and hereby authorizes Buyer to make all payments due to such Seller directly to, or as directed by, the Seller Agent. The Seller Agent hereby accepts and agrees to such appointment. Any such payment by Buyer to or at the direction of the Seller Agent shall constitute a full and complete discharge of Buyer’s liability for the amounts so paid, whether or not the proceeds of such payment are properly distributed by the Seller Agent to the applicable Seller for whose account such payment was made.

(e) Election Notice. If on any Transfer Date, if any Seller will not sell all of its then owned Receivables to Buyer, such Seller shall deliver to Buyer not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”). Notwithstanding the foregoing, no “Election Notice” shall be deemed to be delivered for purposes of this clause (e) if a Seller will not sell all of its then owned Receivables from and after the date any merger or sale agreement is entered into with respect to a Seller Disposition pursuant to which (i) all or substantially all of such Seller’s assets or (ii) all of the Equity Interests of such Seller are transferred to a Person that is not (x) the Parent or (y) a Subsidiary of the Parent. Any Election Notice delivered pursuant to this clause (e) shall be irrevocable.

(f) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Sales to be made on each such date, Buyer shall own the Transferred Receivables and no Seller shall take any action inconsistent with such ownership nor shall any Seller claim any ownership interest in such Transferred Receivables. It is understood that the Sellers, the Parent and the Buyer may be consolidated for accounting purposes, as required by GAAP.

(g) Reconstruction of General Trial Balance. If at any time any Seller fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Transferred Receivables can be made pursuant to Section 2.01(b). Each Seller agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer’s request, of copies of all Records.

Section 2.02. Grant of Security Interest. The parties hereto intend that each Sale of Transferred Receivables made hereunder shall constitute a “sale of accounts” or “payment intangibles”, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables subject thereto, and shall not constitute a loan. Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, that each Seller shall be deemed to have granted, and each Seller does hereby grant, to Buyer a continuing security interest in all of such Seller’s right, title and interest in, to and under all Receivables whether now owned or hereafter acquired by such Seller, the Collection Accounts, the Lockboxes and all funds on deposit therein to secure the obligations of such Seller to Buyer hereunder (including, if and to the extent that any Sale is recharacterized as a transfer for security under applicable law, the repayment of a loan deemed to have been made by Buyer to the applicable Seller in the amount of the Purchase Price with respect thereto, including interest thereon at the Index Rate).

Section 2.03. Sellers Remain Liable. It is expressly agreed by the Sellers that, anything herein to the contrary notwithstanding, each Seller shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the granting

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herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto. The exercise by Buyer of any of its rights under this Agreement shall not release any Seller from any of its respective duties or obligations under any such Receivables or Contracts. Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Seller under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 2.04. Purchase Price Credits. If on any day the Outstanding Balance of a Receivable is reduced or canceled as a result of any Dilution Factor, then, in such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder in an amount equal to such reduction or cancellation. If the Commitment Termination Date has occurred or the aggregate Purchase Price Credits in respect of any Seller exceeds the Purchase Price in respect of the Receivables of such Seller payable on any Transfer Date, then such Seller agrees to pay the amount of such excess to Buyer in cash promptly (and in any event within one (1) Business Day) thereafter; provided that if the Commitment Termination Date has not occurred, such Seller may also set-off the amount of such excess against any indebtedness owed to it under a Subordinated Note to the extent permitted thereunder.

Section 2.05. Limitation on Subordinated Loans. Anything herein to the contrary notwithstanding, no Seller shall make any Subordinated Loan pursuant to Section 2.01(c)(ii)(C) if (i) the aggregate principal amount of all Subordinated Loans outstanding on such Transfer Date would exceed 25% of the aggregate Outstanding Balance of the Transferred Receivables on such Transfer Date or (ii) the Net Worth of Buyer on such Transfer Date is less than $74,000,000.

Section 2.06. No Repurchase. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement or any other Transaction Document, by implication or otherwise, to repurchase from Buyer any Receivables or to rescind or otherwise retroactively affect by Sale of Receivables after it is sold to Buyer hereunder.

Section 2.07. Payments and Computations.

(a) All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Seller Agent designated from time to time by the Seller Agent or as otherwise directed by the Seller Agent; provided that to the extent Collections during any Settlement Period that are available to fund the Purchase Price of Receivables sold during such period are less than the full amount of such Purchase Price, the unpaid portion thereof shall be paid or provided for on the related Settlement Date in accordance with this Section 2.07(c). In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such Payment shall be made on the next succeeding Business Day.

(b) Each Seller hereby agrees that the Seller Agent is authorized to receive amounts due from Buyer to such Seller hereunder. All amounts so received shall be applied in the following order of payment during each Settlement Period:

(i) first, to pay any amounts payable pursuant to Section 2.01(c)(ii)(B); and

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(ii) second, to make payments of interest on, and then principal of the Subordinated Note in accordance with Section 2.08.

(c) On each Settlement Date:

(i) the Seller Agent shall determine the aggregate Purchase Price (the “Aggregate Purchase Price”) for all Receivables conveyed by the Sellers to Buyer during the preceding Settlement Period or, in the case of the Facility Maturity Date, during the period from the end of the most recent Settlement Period to the Facility Maturity Date (each such period, an “Adjusted Settlement Period”); provided that the final Adjusted Settlement Period shall commence on the day following the most recently ended Adjusted Settlement Period and shall end on the Facility Maturity Date;

(ii) if on any Settlement Period the Aggregate Purchase Price for the related Adjusted Settlement Period minus the aggregate amount of Purchase Price Credits for such Adjusted Settlement Period (such difference, the “Modified Aggregate Purchase Price”) exceeds the amount of cash payments received by the Seller Agent from Buyer for such Adjusted Monthly Period (such amount, the “Cash Payments”), the Seller Agent shall, subject to the terms of this Agreement and to the extent it has not already done so, record such excess as an increase in the principal amount outstanding under the Subordinated Note (subject to the limitation set forth in Section 2.05);

(iii) if on any Settlement Date, the Cash Payments for the related Adjusted Settlement Period exceed the Modified Aggregate Purchase Price for such Adjusted Settlement Period, the Seller Agent shall, subject to the terms of this Agreement, record the application of that excess (x) first, to the payment of any unpaid and accrued interest on the Subordinated Note, (y) second, as a reduction in the principal amount of the Subordinated Note, and (z) third, cause the Sellers to pay any remaining excess to the Buyer.

Section 2.08. Subordinated Note.

(a) On the date of the initial Sale, Buyer shall issue to the Seller Agent, for the account of the Sellers as their respective interests may appear, the Subordinated Note. The aggregate principal amount of the Subordinated Note at any time shall be equal to the difference between (i) the aggregate principal amount on the issuance thereof and each addition to the principal amount of the Subordinated Note with respect to each Seller pursuant to the terms of Section 2.01(c)(ii)(C) and Section 2.07 as of such time, minus, (ii) the aggregate amount of all payment made in respect of the principal of the Subordinated Note as of such time. All payments made in respect of the Subordinated Note shall be allocated, first to pay accrued and unpaid interest thereon, second, to pay the outstanding principal amount thereof. Interest on the outstanding principal amount of the Subordinated Note shall accrue at a rate per annum as set forth in the Subordinated Note, to be paid (x) on each Settlement Date with respect to the principal amount of the Subordinated Note outstanding from time to time during the Adjusted Settlement Period immediately preceding such Settlement Date (but only to the extent that Buyer has funds available to make such payment) and (y) on the maturity date thereof. Upon receipt of any such payment, the Seller Agent shall distribute such payment to the Sellers ratably based on their respective interests in the Subordinated Note as described in Section 2.08(b). Principal of the Subordinated Note not paid or prepaid pursuant to the terms hereof shall be payable on the maturity date thereof. Notwithstanding anything to the contrary contained in this Agreement, any payments to be made by Buyer in respect of the Subordinated Note shall be made solely from funds available to Buyer that are not otherwise required to be applied or set-aside for the payment of any obligations of Buyer under the Credit Agreement, shall be non-recourse other than with respect to such funds and shall not constitute a claim against Buyer to the extent that insufficient funds exist to make such payment.

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(b) Each addition to the principal amount of the Subordinated Note on any Transfer Date pursuant to Section 2.01(c) (including on the date of the initial Sale hereunder) shall be allocated among the Sellers by the Seller Agent ratably in proportion to the Purchase Price owing to each on such Transfer Date.

Section 2.09. Additional Sellers. In order for a Subsidiary of Parent that is not a Seller on the date hereof to become a party to this Agreement in the capacity as a Seller, a Joinder Agreement for such Subsidiary in the form of Exhibit 1 hereto must have been executed by all requisite parties thereto and have been delivered to the Administrative Agent.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Initial Sale. The initial Sale hereunder shall be subject to satisfaction of each of the following conditions precedent:

(a) Sale Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Seller and Buyer, and Buyer shall have received such information, documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

(b) Governmental Approvals. Buyer shall have received from each Seller satisfactory evidence that such Seller has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(c) Credit Agreement Conditions. Each of those conditions precedent set forth in Section 3.01 of the Credit Agreement shall have been satisfied or waived in writing as provided therein.

Section 3.02. Conditions Precedent to all Sales. Each Sale hereunder (including the initial Sale) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a) (i) the Administrative Agent shall not have declared the Commitment Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Commitment Termination Date shall not have automatically occurred, in either event, in accordance with Section 8.01 of the Credit Agreement; and

(b) each Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer may reasonably request.

The acceptance by any Seller of the Purchase Price for any Transferred Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Seller that the conditions precedent set forth in this Article III have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

Receivables Sale Agreement

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Representations and Warranties of each Seller. To induce Buyer to purchase the Transferred Receivables, each Seller, as applicable, makes the following representations and warranties to Buyer, as to itself, severally and not jointly, as of the Initial Funding Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a) Corporate Existence; Compliance with Law. Such Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite corporate limited liability or limited partnership power and authority, as applicable, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing, could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation or formation, limited liability agreement or limited partnership agreement or by-laws, as applicable; and (vi) subject to specific representations set forth herein regarding ERISA, environmental laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. Such Seller is a registered organization of the type and is organized under the laws of the State, which is its only jurisdiction of organization (and which has not changed in the last twelve months), set forth in Schedule 4.01(b) (as supplemented from time to time by written notice to Buyer and the Administrative Agent). Such Seller’s organizational identification number (if any) and the current location of such Seller’s chief executive office are set forth in Schedule 4.01(b). During the five years prior to the Initial Funding Date, except as set forth in Schedule 4.01(b), such Seller has not been known as or used any legal names. In addition, Schedule 4.01(b) lists the federal employer identification number of such Seller.

(c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which it is a party and the creation and perfection of all Sales and Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, or its assigns of any of its rights and remedies under any Transaction Document to which it is a party: (i) are within such Seller’s corporate, limited liability or limited partnership power, as applicable; (ii) have been duly authorized by all necessary or proper corporate, limited liability or limited partnership action, as applicable, and all shareholder, member, or general partnership action, as applicable; (iii) do not contravene any provision of any of such Seller’s articles or certificate of incorporation or formation, limited liability company agreement, limited partnership agreement or by-laws, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, except for any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) do not conflict with or

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result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, (A) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Seller is a party or by which such Seller or any of the property of such Seller is bound that relates to Indebtedness of such Seller in an amount greater than or equal to $50,000,000 or (B) any other indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Seller is a party or by which such Seller or any of the property of such Seller is bound, except as where could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Seller; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with on or prior to the Effective Date and those consents or approvals, the failure of which to so obtain, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Transaction Documents to which such Seller is a party has been duly executed and delivered by such Seller and each such Transaction Document constitutes a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) No Litigation. No Litigation is now pending or, to the knowledge of such Seller, threatened against such Seller, that is reasonably likely to be adversely determined and (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) challenges such Seller’s right or power to enter into or perform any of its obligations under the Transaction Documents to which it is a party, or the validity or enforceability of any Transaction Document.

(e) Solvency. After giving effect to (i) the transactions contemplated by this Agreement and the other Transaction Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, such Seller is and will be Solvent. After giving effect to the Sale of Receivables and other payments and transactions contemplated on each Transfer Date, such Seller is and will be Solvent.

(f) Material Adverse Effect. Since December 31, 2008, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Receivables; Liens. Such Seller owns each Receivable originated or acquired by it free and clear of any Adverse Claim and, from and after each Transfer Date, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. Such Seller has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Seller’s right, title and interest in and to the Receivables originated or acquired by it. Such Seller has rights in and full power to transfer its Receivables hereunder. No effective financing statements or other similar instruments are of record in any filing office listing such Seller as debtor and purporting to cover the Transferred Receivables except with respect to the Liens granted to Buyer hereunder.

(h) [RESERVED].

(i) Taxes. Except as could not, either individually or in the aggregate be reasonably expected to have a Material Adverse Effect, all material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any domestic Affiliate of Parent have been filed with the appropriate Governmental Authority and all Charges have been paid prior

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to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid and taking into account applicable extensions), excluding Charges or other amounts being contested in accordance with Section 4.02(k). Proper and accurate amounts have been withheld by such Seller or any such domestic Affiliates from its respective employees for all periods in full and complete compliance with all applicable federal, state, provincial, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities (taking into account any applicable extensions). As of the Initial Funding Date, (i) Parent has elected to have Buyer disregarded as an entity separate from Parent for federal income tax purposes under Section 301.7001-3(b)(1) of the United States Treasury Regulations and Buyer is therefore not an association taxable as a corporation for federal income tax purposes and (ii) neither such Seller nor any of its domestic Affiliates has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that could reasonably be expected to have a Material Adverse Effect.

(j) Intellectual Property. As of the Effective Date, such Seller owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Such Seller conducts its business and affairs without any material infringement of or interference with any intellectual property of any other Person. As of the Effective Date, no Seller is aware of any infringement or claim of infringement by others of any material intellectual property of any Seller except any infringement or claim or infringement that could individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. No license or approval is required for Buyer or its assignee (including the Administrative Agent) to use any programs used by the Sellers in the servicing of the Receivables other than those which have been obtained and are in full force and effect and those licenses and approvals the failure to so obtain, could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

(k) Full Disclosure. All information contained in this Agreement, any of the other Transaction Documents, or any other written statement or information furnished by or on behalf of such Seller to Buyer relating to this Agreement, the Transferred Receivables or any of the other Transaction Documents, taken as a whole, was, when furnished, true and accurate in every material respect, and none of this Agreement, any of the other Transaction Documents, or any other written statement or information furnished by or on behalf of such Seller to Buyer relating to this Agreement or any of the other Transaction Documents contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All information contained in this Agreement, any of the other Transaction Documents, or any written statement furnished to Buyer has been prepared in good faith by management of such Seller with the exercise of reasonable diligence.

(l) Notices to Obligors. Such Seller has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Collection Account.

(m) ERISA. Such Seller and its ERISA Affiliates are in compliance with ERISA and have not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) under Title IV of ERISA, except where non-compliance or the incurrence of any liability could not reasonably be expected to have a Material Adverse Effect.

(n) Brokers. No broker or finder acting on behalf of such Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and such Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

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(o) Margin Regulations. Such Seller is not engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Seller owns any Margin Stock, and no portion of the proceeds of the Purchase Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Seller will take or permit to be taken any action that might cause any Transaction Document to violate any regulation of the Federal Reserve Board.

(p) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Transaction Documents requires compliance with any bulk sales act or similar law.

(q) Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(r) Government Regulation. Such Seller is not an “investment company”, or a company “controlled” by an “investment company”, as such terms are defined in the Investment Company Act. The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Purchase Price therefor and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(s) Deposit and Disbursement Accounts. Schedule 4.01(s) lists all banks and other financial institutions at which such Seller maintains deposit accounts established for the receipt of collections on accounts receivable, including any Collection Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held and the complete account number therefor.

(t) Representations and Warranties in Other Transaction Documents. Each of the representations and warranties of such Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (it being understood that the materiality threshold referenced above shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) and such Seller hereby makes each such representation and warranty to, and for the benefit of, the Buyer as if the same were set forth in full herein. Such Seller consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Lenders (and their respective successors and assigns) pursuant to the Credit Agreement as more fully described in Section 6.03 below.

(u) Receivables. With respect to each Transferred Receivable acquired by the Buyer hereunder:

(i) Each Receivable included by the Servicer in the first calculation of the Borrowing Base in set forth in the first Borrowing Base Certificate, Monthly Report or Weekly Report after the Transfer Date thereof constitutes an “Eligible Receivable” as of the Transfer Date therefor;

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(ii) immediately prior to its transfer to Buyer, such Receivable was owned by such Seller thereof free and clear of any Adverse Claim, and such Seller had the full right, power and authority to sell, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Transaction Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Seller; and

(iii) the Sale of each such Receivable by such Seller pursuant to this Agreement and the Receivables Assignment executed by such Seller thereof constitutes, as applicable, a valid sale, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Seller in and to such Receivable.

(v) Fair Value. With respect to each Transferred Receivable of such Seller acquired by the Buyer hereunder, (i) the consideration received from the Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date and taking into account any increase in the outstanding balance of the Subordinated Note.

(w) Supplementary Representations.

(i) Receivables; Collection Accounts.

(A) Each Receivable constitutes an “account” or a “payment intangible” within the meaning of the applicable UCC.

(B) Each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. Immediately prior to giving effect to the transactions contemplated hereunder, such Seller owns and has good and marketable title to its Receivables, and Collections free and clear of any Adverse Claim (other than (x) the security interest on the Receivables arising in connection with the Senior Credit Agreement (which shall be immediately and automatically released upon the transfer of such Receivables hereunder) and (y) the transfer of the Transferred Receivables by the Sellers to the Buyer pursuant to this Agreement). This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in such Transferred Receivables, and Collections in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from such Seller.

(iii) Perfection. On or prior to the Effective Date, such Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect the sale of the Receivables from such Seller to the Buyer pursuant to this Agreement.

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(iv) Priority. Other than (x) the security interest on the Receivables arising in connection with the Senior Credit Agreement (which security interest shall be immediately and automatically released upon the transfer of such Receivables hereunder) and (y) the transfer of the Transferred Receivables by such Seller to the Buyer pursuant to this Agreement, such Seller has not pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of its Receivables to any other Person.

The representations and warranties described in this Section 4.01 shall survive the Sale of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Transaction Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02. Affirmative Covenants of the Sellers. Each Seller covenants and agrees as to itself, severally and not jointly, that unless otherwise consented to by Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

(a) Offices and Records. Such Seller shall maintain its jurisdiction of organization, principal place of business and chief executive office at the respective locations specified in Schedule 4.01(b) or, upon 15 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables. Such Seller shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. Upon the request of Buyer, such Seller shall (i) mark each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, and (ii) mark its master data processing records evidencing such Transferred Receivables with such a legend.

(b) Access. Such Seller shall, at its own expense (provided that the Sellers shall only be required to pay for such visits and inspections of its properties twice a calendar year so long as no Incipient Termination Event or a Termination Event shall have occurred and be continuing), during normal business hours, from time to time upon three Business Days’ prior notice: (i) provide Buyer, the Servicer and any of their respective officers, employees, agents and representatives access to its properties (including properties of such Seller utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Seller, (ii) permit Buyer and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Seller’s books and records, including all Records maintained by such Seller, (iii) permit Buyer, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables of such Seller, and (iv) permit Buyer, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Seller’s performance under this Agreement or the affairs, finances and accounts of such Seller with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants provided, that excluding any such visits and inspections during the occurrence and continuance of an Incipient Termination Event or a Termination Event, (x) only the Buyer and the Administrative Agent may exercise rights of the Buyer and its assigns under this Section 4.02(b) and (y) the Buyer and the Administrative Agent (as assignee of the Buyer) may make up to four visits and inspections in any calendar year (which may, if a Termination

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Event or an Incipient Termination Event has occurred and is continuing, be as frequent as the Administrative Agent determines to be appropriate). Each Seller shall make available to Buyer and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Seller, as Buyer or the Servicer may request. Each Seller shall deliver any document or instrument necessary for Buyer or the Servicer, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Seller, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Seller.

(c) Communication with Accountants. Such Seller authorizes Buyer and the Servicer and their designated representatives to communicate directly with its independent certified public accountants, and authorizes and, if requested by Buyer or Servicer, shall instruct those accountants to disclose and make available to Buyer, the Servicer and their designated representatives, any and all financial statements and other supporting financial documents, schedules and information relating to such Seller (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Seller; provided, that excluding any such communications during the occurrence and continuance of an Incipient Termination Event or a Termination Event, (x) only the Buyer and the Administrative Agent (as assignee of the Buyer) may exercise the rights of the Buyers and its assigns under this Section 4.02(c) and (y) the Administrative Agent on behalf of the Lenders may make up to four communications in any calendar year (which may, if a Termination Event or an Incipient Termination Event has occurred and is continuing, be as frequent as the Administrative Agent determines to be appropriate) (for purposes of this proviso, a single “communication” may consist of multiple telephone conferences and items of correspondence so long as such telephone conferences and items of correspondence occur at or around the same period of time). Each Seller agrees to render to Buyer and the Servicer at such Seller’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each Seller shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d) Compliance With Credit and Collection Policies. Such Seller shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

(e) Assignment. Each Seller agrees that, to the extent contemplated or otherwise permitted under the Credit Agreement, Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Such Seller agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of Buyer, all of the obligations of such Seller hereunder, including any obligations of such Seller set forth in Sections 4.04, 5.01 and 6.14 and that such assignees shall be third party beneficiaries of the Buyer’s rights hereunder.

(f) Compliance with Agreements and Applicable Laws. Such Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental matters, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

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(g) Maintenance of Existence and Conduct of Business. Such Seller shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, limited liability company or limited partnership existence, as applicable, and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation or formation, limited liability agreement or limited partnership agreement or by-laws, as applicable, or (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(h) Notice of Material Events. Such Seller shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Seller proposes to take with respect thereto:

(i) the commencement of any Litigation against such Seller or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount that could reasonably be expected to have a Material Adverse Effect, (B) seeks injunctive relief with respect thereto, (C) is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against such Seller or any of its respective ERISA Affiliates in connection with any Plan, (D) alleges criminal misconduct by such Seller, or (E) if determined adversely, could reasonably be expected to have a Material Adverse Effect;

(ii) any Adverse Claim made or asserted against any of the Transferred Receivables of such Seller of which it becomes aware;

(iii) any material infringement by any Person of any intellectual property of such Seller; or

(iv) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(i) Separate Identity. Such Seller shall not take any action that is inconsistent with the undertakings of Buyer set forth in Section 5.01(b)(ii) of the Credit Agreement.

(j) ERISA. Such Seller shall give Buyer prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by any Seller of any Unfunded Pension Liability or any other liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

(k) Payment, Performance and Discharge of Obligations.

(i) Subject to Section 4.02(k)(ii) and other than, individually or in the aggregate, as could reasonably be expected to have a Material Adverse Effect, such Seller shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due.

Receivables Sale Agreement

(ii) Such Seller may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Seller or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed on any Receivables to secure payment of such Charges or claims other than inchoate tax liens and (E) Buyer has advised such Seller or such member, as applicable, in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

(iii) Each Seller shall, at its expense, timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts (including, without limitation, under all Contracts related to any Continuing Service Receivables).

(l) Deposit of Collections. Such Seller shall (i) instruct all Obligors to remit all payments with respect to any Receivables directly into a Collection Account, and (ii) deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders)). Such Seller shall not make deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Transaction Documents.

(m) Sellers to Maintain Perfection and Priority. In order to evidence the interests of the Buyer under this Agreement, at the request of the Buyer such Seller shall, from time to time take such action, or execute and deliver such instruments as may be requested by the Buyer as necessary or reasonably desirable to maintain and perfect, as a first-priority interest, the Buyer’s ownership and security interest in the Transferred Receivables and all other assets sold to the Buyer pursuant hereto. Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor such Seller shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Buyer. Such Seller agrees to maintain perfection and priority of the security interest in accordance with Section 6.13 hereof. Buyer is authorized to file UCC financing statements naming Buyer as secured party and Sellers as Debtors and identifying the Transferred Receivables as collateral. Notwithstanding anything in the Transaction Documents to the contrary, no Seller nor the Buyer shall be required to take any actions in the compliance with the laws of any jurisdiction outside of the United States in connection with the sale or pledge of Receivables of an Obligor domiciled in such jurisdiction.

Section 4.03. Negative Covenants of the Sellers. Each Seller covenants and agrees as to itself, severally and not jointly, that without the prior written consent of Buyer, from and after the date hereof and until the Termination Date:

(a) Sale of Receivables and Related Assets. Such Seller shall not sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables or Contracts therefor, except for sales, transfers, conveyances,

Receivables Sale Agreement

assignments or dispositions (x) expressly contemplated hereunder and under the Credit Agreement, (including Section 2.04(b)(ii) of the Credit Agreement) and (y) transfers of Contracts from such Seller to any other Seller (provided, that if any such transfer is made through substantially concurrent interim transfers through one or more Subsidiary of Parent that is not a Seller, then such other substantially concurrent interim transfers shall be disregarded for purposes of this clause (a)).

(b) Liens. Such Seller shall not create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for (i) Permitted Encumbrances that do not attach to Transferred Receivables and (ii) Liens arising in connection with the Senior Credit Agreement (so long as such Liens on any Receivable are immediately and automatically released upon such Seller’s transfer of any Receivable hereunder).

(c) Modifications of Receivables or Contracts. Such Seller shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related to the payment terms (including the manner of payment) in respect thereof, except in its capacity as a Sub-Servicer and then only to the extent the Buyer is so permitted under the Credit Agreement. For the avoidance of doubt, nothing in this Section 4.03(c) shall limit the right of (i) the Buyer to modify the terms of the Transferred Receivables and Contracts in accordance with Section 5.03(c) of the Credit Agreement or (ii) the Servicer to modify the terms of the Transferred Receivables and Contracts in accordance with Section 2.01(e) of the Servicing Agreement.

(d) Sale Characterization. Such Seller shall not (and shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Transferred Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to Buyer or (ii) solely for accounting purposes, as otherwise required by GAAP (it being understood that such Seller shall continue to treat the transactions contemplated by this Agreement as described in the foregoing clause (i) for all legal purposes notwithstanding any such accounting standards).

(e) Capital Structure and Business. Such Seller shall not change the type of entity it is, its jurisdiction of organization or its organizational identification number, if any, issued by its state of organization, except upon 30 days’ prior written notice to Buyer and with respect to which jurisdiction all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(f) Actions Affecting Rights. Such Seller shall not (i) take any action, or fail to take any action, if such action or failure to take action would reasonably be expected to materially interfere with the enforcement of any rights hereunder or under the other Transaction Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Seller with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend will or would reasonably be expected to adversely affect the priority or enforceability of the perfected title of Buyer to and the sole legal and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Seller’s right, title or interest therein.

(g) ERISA. Such Seller shall not, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event.

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(h) Change to Credit and Collection Policies. Such Seller shall not fail to comply in any material respect with, and shall make no change, amendment, modification or waiver to, the Credit and Collection Policies without the prior written consent of Buyer.

(i) Change in Instruction to Obligors. Such Seller shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Buyer directs the Seller to change such instructions to Obligors or the Buyer consents in writing to such change.

(j) No Proceedings. From and after the Effective Date and until the date one year plus one day following the Termination Date, such Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Credit Agreement.

(k) Commingling. Such Seller shall not deposit any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account, provided that after the Commitment Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, such Seller shall not instruct such Obligor to remit Collections of any Transferred Receivables to any Person or account other than to a Lockbox or Collection Account. If any funds not constituting collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and such Seller so notifies Buyer, Buyer shall notify the Administrative Agent to promptly remit any such amounts to the applicable Seller.

Section 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Seller or Buyer of any breach of representation, warranty or covenant described in Section 4.01(g), 4.01(l), 4.01(u), 4.01(v), 4.02(l), 4.02(m), 4.03(a), 4.03(b), 4.03(c), 4.03(d) or 4.03(l) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other parties hereto. Upon receipt of such notice, the applicable Seller shall, if requested by Buyer, on the first Business Day following receipt of such notice, repurchase the affected Transferred Receivable from Buyer for cash remitted to the applicable Collection Account or the Concentration Account, in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus any Collections received in respect thereof.

ARTICLE V

INDEMNIFICATION

Section 5.01. Indemnification. Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees including the Lenders and the Administrative Agent, or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Seller hereby agrees as to itself, severally and not jointly, to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Transaction Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Transaction Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Seller of the Purchase Price therefor; provided, that no Seller shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as determined by a court of competent

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jurisdiction in a final, non-appealable judgment, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification triggered by the actions of any Seller) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor. Subject to clauses (a) and (b) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Seller shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by such Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Seller pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by such Seller to comply with any term, provision or covenant contained in this Agreement, any other Transaction Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in Buyer, or to transfer to Buyer, valid and properly perfected title to and sole legal and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on any Dilution Factor not reimbursed under Section 2.04 or based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Seller or any Affiliate thereof acting as the Servicer or a Sub-Servicer));

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract related to any Transferred Receivable;

(vi) the commingling of Collections with respect to Transferred Receivables by any Seller at any time with its other funds or the funds of any other Person;

(vii) any failure by any Seller to cause the filing of, or any delay in filing, financing statements or to cause the effectiveness of other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Transfer hereunder, any Collections in respect thereof, the Collection Accounts or the Lockboxes, whether at the time of any such Transfer or at any subsequent time, in each case, to the extent such filing or effectiveness is necessary to maintain the perfection and priority of Buyer’s interest in such property;

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(viii) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document or the ownership of Transferred Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to such Seller brought against any Indemnified Person as a result of any of the transactions contemplated hereby or by any other Transaction Document;

(ix) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Seller or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x) any action or omission by such Seller which reduces or impairs the rights of the Buyer or any of its assigns with respect to any Transferred Receivable sold by such Seller or the value of any such Receivable;

(xi) any attempt by any Person to void any Transfer or the Lien granted hereunder under statutory provisions or common law or equitable action; or

(xii) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable sold by such Seller.

Any Indemnified Amounts subject to the indemnification provisions of this Section 5.01 shall be paid by the applicable Seller to the Buyer Indemnified Person entitled thereto within ten Business Days following demand therefor.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent as a pdf or other electronic file attached to an email or by facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable courier for overnight delivery with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, email address or facsimile number set forth in Schedule 6.01 or to such other address, email address or facsimile number as may be substituted by notice given as herein provided. Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Credit Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Credit Agreement. The giving of any notice required hereunder may be waived in writing by the

Receivables Sale Agreement

party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02. No Waiver; Remedies. Buyer’s failure, at any time or times, to require strict performance by the Sellers of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Seller contained in this Agreement or any Receivables Assignment, and no breach or default by any Seller hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Seller specifying such suspension or waiver. Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Transaction Documents, by operation of law or otherwise. Recourse to the Receivables shall not be required.

Section 6.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Seller, Seller Agent and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Seller nor the Seller Agent may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Seller without the prior express written consent of Buyer, shall be void. Each Seller and the Seller Agent acknowledges that Buyer has assigned to the Administrative Agent for the benefit of the Lenders all of its rights granted hereunder, including the benefit of any indemnities under Article V, and the Administrative Agent has, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Credit Agreement, may in turn assign such rights. Each Seller agrees that the Administrative Agent may enforce directly, without joinder of Buyer, the rights set forth in this Agreement. Each of the Administrative Agent and the Secured Parties shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Seller, the Seller Agent and Buyer with respect to the transactions contemplated hereby and, except for the Secured Parties and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04. Termination; Survival of Obligations.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Transaction Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Seller, the Seller Agent or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity

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obligations of such Seller or the Seller Agent to Buyer, including those set forth in Sections 2.04, 4.04, 5.01, 6.12, 6.13 and 6.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Transaction Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Seller and the Seller Agent, and all rights of Buyer hereunder, all as contained in the Transaction Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 6.14 and 6.15 shall be continuing and shall survive any termination of this Agreement.

Section 6.05. Complete Agreement; Modification of Agreement. This Agreement and the other Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Seller or the Seller Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided, that, prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Seller or the Seller Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH TRANSACTION DOCUMENT (EXCEPT TO THE EXTENT THAT ANY TRANSACTION DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE SELLERS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO

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SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 6.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11. No Setoff. Each Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Seller might have against Buyer or any of its assigns, all of which rights are hereby expressly waived by such Seller.

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Section 6.12. [Intentionally omitted].

Section 6.13. Further Assurances.

(a) Each Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Transaction Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Seller or in which such Seller has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Transaction Document. Each Seller hereby authorizes Buyer, to file any such financing or continuation statements. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Seller’s receipt thereof and promptly delivered to Buyer.

(b) If any Seller fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Seller upon demand of Buyer.

(c) Notwithstanding the foregoing, no Seller shall be required to take any actions in compliance with the laws of any jurisdiction outside of the United States in connection with the transfer or pledge pursuant to the Transaction Documents of any Receivables of an Obligor domiciled in such jurisdiction.

Section 6.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Seller agrees, jointly and severally, to pay (or cause the Seller Agent to pay) on demand all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents, including the reasonable fees and out-of-pocket expenses incurred by Buyer, (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Seller agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables (including, without limitation, any costs of enforcement of the Seller Support Agreement)), in connection with the enforcement of this Agreement and the other Transaction Documents.

Section 6.15. Nonrecourse Obligations. Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Sellers pursuant to this Agreement shall be without recourse to the Buyer except to the extent that funds from Sales of Receivables or Collections are available to the Buyer pursuant to the terms of this Agreement for such payment (collectively, the “Buyer Available Amounts”), in the event that amounts payable to the Sellers pursuant to this Agreement exceed the Buyer Available Amounts, the excess of the amounts due hereunder (and subject to this Section 6.15) over the Buyer Available Amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as the Buyer has Buyer Available Amounts.

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Section 6.16. Interpretation. References herein to the “security interest” of the Buyer in the Transferred Receivables shall be given the meaning ascribed thereto in Section 1-201(37) of the UCC in the context of a security interest in accounts receivable, and accordingly shall refer to a lien or ownership interest, as applicable, consistent with the requirements of Section 2.02.

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Receivables Sale Agreement

IN WITNESS WHEREOF, the parties have caused this Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

SELLERS:

AUTOMATED SECURITIES CLEARANCE LLC
BANCWARE LLC
INFLOW LLC
INTEGRITY TREASURY SOLUTIONS INC.
SUNGARD CONSULTING SERVICES LLC
SUNGARD CORBEL LLC
SUNGARD FINANCIAL SYSTEMS LLC
SUNGARD PUBLIC SECTOR INC.
SUNGARD REFERENCE DATA SOLUTIONS LLC
SUNGARD SECURITIES FINANCE LLC
SUNGARD SHAREHOLDER SYSTEMS LLC
SUNGARD AVAILABILITY SERVICES LP
SUNGARD AVANTGARD LLC
SUNGARD BUSINESS SYSTEMS LLC
SUNGARD COMPUTER SERVICES LLC
SUNGARD HIGHER EDUCATION INC.
SUNGARD HIGHER EDUCATION MANAGED SERVICES INC.,
SUNGARD IWORKS LLC
SUNGARD INVESTMENT SYSTEMS LLC
SUNGARD SYSTEMS INTERNATIONAL INC. SUNGARD VERICENTER, INC.
SUNGARD WORKFLOW SOLUTIONS LLC

By:	/s/ Michael J. Ruane
Name:	Michael J. Ruane
Title:	Vice President

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BUYER:

SUNGARD AR FINANCING LLC

By:	*
Name:	Michael J. Ruane
Title:	President

SELLER AGENT:

SUNGARD DATA SYSTEMS INC

By:	*
Name:	Michael J. Ruane
Title:	Senior Vice President – Finance and Chief Financial Officer

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page.

By:	/s/ Michael J. Ruane
Michael J. Ruane

Receivables Sale Agreement